SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2004

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 398-9400

Not Applicable

(Former name or former address, if changed since last report).

Item 5. Other Events.
SIGNATURES
LETTER AGREEMENT FOR HENRY H. GERKENS
LETTER AGREEMENT FOR JEFFREY C. CROWE
PRESS RELEASE

Item 5. Other Events.

On April 28, 2004, Landstar System, Inc. (the “Company”) issued a press release announcing that its Board of Directors is separating the roles of Chairman and Chief Executive Officer and that Landstar President and Chief Operating Officer Henry H. Gerkens will become President and Chief Executive Officer effective July 1, 2004. Jeffrey C. Crowe, who currently serves as Chairman and CEO, will continue to serve as the Company’s Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with these events, the Company has entered into a letter agreement with each of Messrs. Gerkens and Crowe. Such letter agreements are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

In addition, Mr. Crowe has advised the Company that in connection with these events he intends to exercise stock options to acquire approximately 329,920 shares of Company Common Stock (“Option Shares”) and to establish a written plan under Rule 10b5-1 of the Securities Exchange Act of 1934 providing for his disposition of approximately 66,000 Option Shares per month over the five month period beginning on or around May 1, 2004.

Item 7.	Exhibits.
10.1	Letter Agreement, dated April 27, 2004, between Landstar System, Inc. and Henry H. Gerkens.

10.2	Letter Agreement, dated April 27, 2004, between Landstar System, Inc. and Jeffrey C. Crowe.

99.1	Press Release issued by Landstar System, Inc, dated April 28, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: April 28, 2004	/s/ Robert C. LaRose

Robert C. LaRose
Vice President, Chief Financial
Officer and Secretary